UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 11, 2019

WEINGARTEN REALTY INVESTORS
(Exact name of registrant as specified in its charter)

Texas	1-9876	74-1464203
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2600 Citadel Plaza Drive, Suite 125, Houston, Texas 77008
(Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code: (713) 866-6000
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Shares of Beneficial Interest, $.03 par value	WRI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.

On December 11, 2019, Weingarten Realty Investors, a Texas real estate investment trust, amended its $500,000,000 unsecured revolving credit facility (the "Facility") to, among other things, extend the maturity date of the Facility to March 30, 2024, with a provision to extend the maturity date for two consecutive six-month periods, at its option. Borrowing rates are at a margin over LIBOR, plus a facility fee, and the borrowing margin is LIBOR plus 82.5 basis points. Both the borrowing margin and facility fee are priced off a grid that is tied to our senior unsecured credit ratings. The Facility also contains a competitive bid option that will allow us to request bids for up to $250 million, along with an accordion feature, which allows us to increase the Facility amount up to $850 million. We intend to use the proceeds from such Facility to fund acquisition and new development activities, and for general corporate purposes.
JPMorgan Chase Bank, N.A. and BofA Securities, Inc., serve as joint bookrunners and JPMorgan Chase Bank, N.A., BofA Securities, Inc., U.S. Bank National Association, Wells Fargo Securities, LLC and PNC Capital Markets LLC, serve as joint lead arrangers; JPMorgan Chase Bank, N.A., as administrative agent; Bank of America, N.A., as syndication agent; and U.S. Bank National Association, Wells Fargo Bank, National Association, PNC Bank, National Association, Regions Bank, The Bank of Nova Scotia, and Truist Bank, as documentation agents.
The description herein of the Facility is qualified in its entirety, and the terms therein are incorporated herein, by reference to the Facility, which is filed as Exhibit 10.1 hereto.
Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.
Item 9.01.    Financial Statements and Exhibits.

10.1
Third Amended and Restated Credit Agreement dated as of December 11, 2019 among Weingarten Realty Investors, the Lenders Party Hereto and JPMorgan Chase Bank, N.A., as administrative agent, and Bank of America, N.A., as syndication agent, and U.S. Bank National Association, Wells Fargo Bank, National Association, PNC Bank, National Association, Regions Bank, The Bank of Nova Scotia, and Truist Bank, as documentation agents.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 12, 2019

WEINGARTEN REALTY INVESTORS

By:	/s/ Joe D. Shafer
Joe D. Shafer
Senior Vice President/ Chief Accounting Officer

INDEX TO EXHIBITS

10.1
Third Amended and Restated Credit Agreement dated as of December 11, 2019 among Weingarten Realty Investors, the Lenders Party Hereto and JPMorgan Chase Bank, N.A., as administrative agent, and Bank of America, N.A., as syndication agent, and U.S. Bank National Association, Wells Fargo Bank, National Association, PNC Bank, National Association, Regions Bank, The Bank of Nova Scotia, and Truist Bank, as documentation agents.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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